UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-06072 (Commission File Number)	58-1035424 (IRS Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 263-9200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 23, 2011, EMS Technologies, Inc. (the “Company”) and Gary B. Shell, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, entered into an Amended and Restated Executive Protection Agreement (the “Amended EPA”). The Amended EPA includes a new non-compete provision that prohibits Mr. Shell from competing with the Company for six months following a termination of his employment for any reason. In connection with the addition of the non-compete, the Amended EPA allocates $75,000 of any payments ultimately paid to Mr. Shell under the Amended EPA as consideration for the non-compete. This description is qualified in its entirety by reference to the Amended EPA, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Amended and Restated Executive Protection Agreement between the Company and Gary B. Shell, dated June 23, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 27, 2011

EMS TECHNOLOGIES, INC.
By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amended and Restated Executive Protection Agreement between the Company and Gary B. Shell, dated June 23, 2011

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